SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): FEBRUARY 23, 2005


                           CROWN MEDIA HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)


       DELAWARE               000-30700             84-1524410
       -------                ---------             ----------

    (State or other        (Commission File        (IRS Employer
    jurisdiction of            Number)            Identification
    incorporation)                                    Number)

                   6430 S. FIDDLERS GREEN CIRCLE, SUITE 225
                      GREENWOOD VILLAGE, COLORADO 80111
                   (Address of principal executive offices)

                                 (303) 220-7990
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23, 2005, Crown Media Holdings, Inc. (the "Company") announced the sale of its international business through a Purchase and Sale Agreement ("Purchase Agreement"), dated as of February 23, 2005, by and among CM Intermediary, LLC ("CM Intermediary"), a wholly-owned subsidiary of the Company, Bagbridge Limited ("Bagbridge") and, solely with respect to Section
10.14 of the Purchase Agreement, the Company, and an Asset Purchase and Sale Agreement (the "Asset Purchase Agreement" and, together with the Purchase Agreement, the "Transaction Agreements"), dated as of February 23, 2005, by and among Crown Media Distribution, LLC ("CM Distribution"), Bagbridge and, solely with respect to Section 10.14 of the Asset Purchase Agreement, the Company. The obligations of each of CM Intermediary and CM Distribution are supported by a guarantee by the Company. Other than in respect of or as contemplated by the Transaction Agreements, there are no material relationships between the Company and its affiliates, on the one hand, and Bagbridge and its affiliates, on the other hand.

The Purchase Agreement provides for the sale of the outstanding capital stock of the two operating subsidiaries of the Company's international business, Crown Media International, LLC and Crown Entertainment Limited, for $62 million, subject to a purchase price adjustment relating working capital changes, and the Asset Purchase Agreement provides for the sale of certain international rights to a library of theatrical films, made for television movies, specials, mini-series, series and other television programming for $180 million, subject to purchase price adjustments relating to receivables acquired and working capital changes. The Transaction Agreements also contain customary representations and warranties of the parties, indemnification and termination provisions.

Completion of the transaction is subject to the receipt of financing from committed sources by Bagbridge and other customary closing conditions, including approval by the applicable regulatory authorities. The closing of the transaction is anticipated to occur within six to eight weeks of the date of the Transaction Agreements.

The Purchase Agreement and Asset Purchase Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are hereby incorporated herein by reference. The description of the Transaction Agreements contained herein is qualified in its entirety by reference to such agreements. The press release issued by the Company on February 23, 2005 is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      2.1 Purchase and Sale Agreement, dated as of February 23, 2005, by and among CM Intermediary, LLC, Bagbridge Limited and, solely with respect to Section 10.14 of the Agreement, Crown Media Holdings, Inc.

      2.2 Asset Purchase Agreement, dated as of February 23, 2005, by and among Crown Media Distribution, LLC, Bagbridge Limited and, solely with respect to Section 10.14 of the Agreement, Crown Media Holdings, Inc.

      99.1   Press release, dated February 23, 2005.

                                  SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    CROWN MEDIA HOLDINGS, INC.


                                    By:        /s/ William J. Aliber
                                        _______________________________________
                                        Name:  William J. Aliber
                                        Title: Executive Vice President and
                                               Chief Financial Officer


Date:  February 23, 2005

                                   EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION

 2.1 Purchase and Sale Agreement, dated as of February 23, 2005, by and among CM Intermediary, LLC, Bagbridge Limited and, solely with respect to Section 10.14 of the Agreement, Crown Media Holdings, Inc.

 2.2 Asset Purchase Agreement, dated as of February 23, 2005, by and among Crown Media Distribution, LLC, Bagbridge Limited and, solely with respect to Section 10.14 of the Agreement, Crown Media Holdings, Inc.

 99.1             Press release, dated February 23, 2005.